UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2017

UNITED INSURANCE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-35761	75-3241967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 2nd Avenue S Saint Petersburg, FL	33701	(727) 895-7737
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Our 2017 Annual Meeting of Stockholders was held on May 9, 2017, to consider and act upon the two proposals listed below, both of which were approved and adopted. A total of 20,165,781 shares of our common stock, out of a total of 21,726,608 shares of common stock issued and outstanding and entitled to vote as of the close of business on March 22, 2017, were present in person or represented by proxy. The final results of the stockholder voting regarding each proposal were as follows:

Proposal 1: Election of the persons named below to serve as Class A Directors for a two-year term that expires at our 2019 Annual Meeting of Stockholders.

	For	Withheld	Broker Non-Votes
Class A Directors
Gregory C. Branch	9,981,919	5,993,935	4,189,927
John Forney	13,317,316	2,658,538	4,189,927
Kent G. Whittemore	13,289,807	2,686,047	4,189,927

Proposal 2: Ratification of the appointment of RSM US, LLP as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2017.

For	Against	Abstained
19,954,698	133,708	77,375

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

UNITED INSURANCE HOLDINGS CORP.
May 12, 2017	By:	/s/ B. Bradford Martz
B. Bradford Martz, Chief Financial Officer (Principal Financial Officer)